EX 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39925, 33-93662, 333-15823, 333-71881, 333-88203, 333-107899, 333-151167, 333-177902, 333-171262, 333-189388 and 333-187209) of Atmel Corporation of our report dated February 28, 2012, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 28, 2014